UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On December 20, 2024, and December 23, 2024, the Washington Utilities and Transportation Commission (WUTC or Commission) issued orders related to Avista Corporation's (Avista Corp. or the Company) multi-year electric and natural gas general rate cases filed with the WUTC in January 2024.

The approved rates within the orders are designed to increase annual electric base revenues by $11.9 million (or 2.0 percent), effective January 1, 2025 (Rate Year 1), and $44.4 million (or 7.5 percent) for Rate Year 2. The difference in approved rates for Rate Year 1 and those included in the Company's original request of a $77.1 million increase is primarily due to a $55.7 million decrease in power supply costs compared to those set forth in the original request, and also due to a lower approved return on equity than what was requested. The Rate Year 2 increase represents the effective increase to customers resulting from the $68.9 million approved in the order, partially offset by a $24.5 million decrease due to the expiration of a separate tariff in effect during Rate Year 1 to fully collect remaining Colstrip expenses by December 31, 2025.

The approved rates are also designed to increase annual natural gas base revenues by $14.2 million (or 11.2 percent), effective January 1, 2025, and $4.0 million (or 2.8 percent) for Rate Year 2.

The Commission approved a return on equity of 9.8 percent, based on a common equity ratio of 48.5 percent, and a rate of return on rate base of 7.32 percent.

The Commission did not approve the Company’s request to modify the Energy Recovery Mechanism, but did continue its support for important recovery mechanisms such as wildfire and insurance balancing accounts, and decoupling.

Avista Corp. anticipates issuing 2025 earnings guidance during the fourth quarter 2024 earnings call in February 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avista Corporation
(Registrant)

Date:	December 26, 2024	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer